EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275201) and Form S-8 (Nos. 33-58746, 33-64753, 333-45679, 333-132038, 333-171448, and 333-231380) of Colgate-Palmolive Company of our report dated February 13, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 13, 2025